Exhibit 4.1


                     [Form of Residual Class Certificate]

NUMBER               Certificate Principal Balance               $____________
R-___                Aggregate Certificate Principal Balance     _____________
                     CUSIP NO.                                   _____________

                      SEE REVERSE FOR CERTAIN DEFINITIONS

          ON OR PRIOR TO AUGUST 1, 2018, THE HOLDER OF THIS CERTIFICATE SHALL HAVE NO RIGHT TO PAYMENTS IN RESPECT OF THE TERM ASSETS EXCEPT IN THE EVENT OF AN OPTIONAL REDEMPTION OR A SHORTENED MATURITY REDEMPTION (AS SUCH TERMS ARE DEFINED IN THE TRUST AGREEMENT REFERRED TO HEREIN) ON OR PRIOR TO SUCH DATE AND PRIOR TO AUGUST 1, 2097, THE HOLDER OF THIS CERTIFICATE SHALL HAVE NO RIGHT TO PRINCIPAL PAYMENTS IN RESPECT OF THE TERM ASSETS EXCEPT IN THE EVENT OF AN OPTIONAL REDEMPTION OR A SHORTENED MATURITY REDEMPTION (AS SUCH TERMS ARE DEFINED IN THE TRUST AGREEMENT REFERRED TO HEREIN) PRIOR TO SUCH DATE. THE REGISTERED HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL LOOK SOLELY TO THE TRUST PROPERTY (TO THE EXTENT OF ITS RIGHTS THEREIN) FOR DISTRIBUTIONS HEREUNDER.

          THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

          THE TRUST HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED. NO SALE OR OTHER TRANSFER OF THIS CERTIFICATE SHALL BE PERMITTED WHICH WOULD REQUIRE REGISTRATION OF THE TRUST THEREUNDER.

          THE RESIDUAL CLASS CERTIFICATES MAY ONLY BE HELD BY PERSONS WHO CERTIFY THAT THE BENEFICIAL OWNER THEREOF IS EITHER A U.S. PERSON OR A NON-U.S. PERSON EXEMPT FROM WITHHOLDING UNDER U.S. FEDERAL INCOME TAX LAWS.



           RECEIPTS ON CORPORATE SECURITIES TRUST, SERIES CHR 1998-1

                       RECEIPTS ON CORPORATE SECURITIES
                             ON SERIES CHR 1998-1

          Residual Class Certificates evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists of $57,830,000 aggregate principal amount of 7.40% Debentures due August 1, 2097 (the "Term Assets") issued by Chrysler Corporation, a Delaware corporation ("CHR"), and deposited in the Trust by the Depositor, as defined below. The Term Assets were purchased by the Trust from Prudential Securities Structured Assets, Inc. (the "Depositor") in exchange for the transfer of the Certificates to the Depositor by the Trust.

          THIS CERTIFIES THAT _____________________________________________  is
the registered owner of a nonassessable, fully-paid, fractional undivided interest in Receipts on Corporate Securities Trust, Series CHR 1998-1 formed by the Depositor. Under the Trust Agreement, except upon or after the occurrence of an Optional Redemption, a Shortened Maturity Redemption or an In-Kind Distribution (as such terms are defined in the Trust Agreement), there will be distributed to the Holders of the Residual Class Certificates, to the extent of Interest Collections constituting Available Funds, an amount equal to the payments of interest received from CHR on account of the Term Assets plus any Excess Interest on the first day of each February and August, or, if any such day is not a Business Day and a Term Assets Scheduled Payment Date, then the Business Day on or immediately following the Term Assets Scheduled Payment Date, commencing February 1, 2019 through and including August 1, 2097; provided that payment on each Scheduled Distribution Date shall be subject to receipt of the corresponding payment of interest or principal, as applicable, on the Term Assets. Any Excess Interest shall be allocated as additional interest and shall not be taken into account in the allocation of the payments of interest received from CHR on account of the Terms Assets. On August 1, 2097, there will be distributed to the Holders of the Residual Class Certificates, the proceeds from the maturity of the Term Assets; provided that if payment of the proceeds from the maturity of the Term Assets due from CHR on August 1, 2097 is not made by CHR on such date, the proceeds from the maturity of the Term Assets will not be distributed to the Holders of the Residual Class Certificates until payments of such proceeds is made by CHR or the Trustee makes an In-Kind Distribution to Certificateholders in accordance with the Trust Agreement. With respect to any distribution to the Residual Class Certificates (as defined below), the percentage of such distribution to which this Certificateholder is entitled on any such Distribution Date is such Certificateholder's Percentage Interest of such distribution. In the event of an Optional Redemption or a Shortened Maturity Redemption, the Trustee will distribute the payments received on the Term Assets on the Optional Redemption Date or the Shortened Maturity Date, as applicable, to the holders of the
Amortizing Class Certificates, if still outstanding, and holders of the Residual Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the Amortizing Class Certificates bears to (ii) the present value of all originally scheduled
future  payments  on  the  Term  Assets  after  August  1,  2018,   discounted
semiannually in each case at a rate of 7.40% per annum (such ratio being the "Distribution Ratio") to the Optional Redemption Date or Shortened Maturity Date, as applicable. Such amounts will be calculated by the Calculation Agent. If no Amortizing Class Certificates are still outstanding, all payments will be made to the Holders of the Residual Class Certificates. In the event of an In-Kind Distribution pursuant to Section 3.6 of the Base Trust Agreement, the Trustee shall make such In-Kind Distribution to the Holders of the Amortizing Class Certificates, if still outstanding, and the Holders of the Residual
Class Certificates, respectively, on the basis of the Distribution Ratio to the date on which the Payment Default, Change in Reporting Status, or Acceleration of the Term Assets occurred. Such ratio shall be calculated by
the  Calculation   Agent.  If  no  Amortizing  Class  Certificates  are  still outstanding, all such distributions will be made to the Holders of the Residual Class Certificates. In the event of a Partial Optional Redemption or an exchange of Certificates for Terms Assets pursuant to Section 8 of the Series Supplement referred to below, the payments of interest received from CHR on account of the Term Assets made to the holders of the Residual Class Certificates and the Certificate Principal Balance of this Certificate will be reduced in accordance with the Trust Agreement.

          The Trust was created pursuant to a Base Trust Agreement dated as of August 28, 1997, as amended by Base Amendment No. 1 dated as of February 27, 1998 (together, the "Base Trust Agreement"), between the Depositor and The Bank of New York, a New York banking corporation, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series CHR 1998-1 Supplement dated as of June 9, 1998 (the "Series Supplement" and, together with the Base Trust Agreement, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of the duly authorized Certificates designated as "Receipts on Corporate Securities, Series CHR 1998-1, Residual Class Certificates" (herein called the "Residual Class Certificates"). The Trust is also issuing certificates designated as "Receipts on Corporate Securities, Series CHR 1998-1, Amortizing Class Certificates" (hereinafter called the "Amortizing Class Certificates" and together with the Residual Class Certificates, the "Certificates") pursuant to the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of the Term Assets and all payments on or collections in respect of the Term Assets accrued on or after the Closing Date, all as more fully specified in the Trust Agreement.

          Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is registered on the applicable Record Date. The Record Date applicable to any Distribution Date is the 15th day immediately preceding such Distribution Date.

          Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer or credit to the appropriate account of the Holder in immediately available funds, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, the City of New York.

          Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

          It is the intent of the Depositor and the Certificateholders that, for purposes of federal income, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust or, failing that, as a partnership that is not treated as an association (or publicly traded partnership) taxable as a corporation or a public traded partnership, and the Trust Agreement shall be interpreted accordingly. Except as otherwise required by appropriate taxing authorities, the Depositor and the other Certificateholders by acceptance of a Certificate, agree to treat, the Certificates for such tax purposes as interests in such grantor trust.



          THIS  CERTIFICATE  SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH,  THE  LAWS  OF  THE  STATE  OF  NEW  YORK,   WITHOUT  REFERENCE  TO  ITS
CONFLICT-OF-LAW PROVISIONS.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                                        THE BANK OF NEW YORK,
                                        a New York banking corporation,

                                        By: ________________________________
                                                 Authorized Signatory

Dated:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Residual Class Certificates described in the Trust Agreement referred to herein.

                                        THE BANK OF NEW YORK,
                                        a New York banking corporation, not in
                                        its individual capacity but solely as
                                        Trustee,

                                        By: ________________________________
                                                  Authorized Signatory



                        (REVERSE OF TRUST CERTIFICATE)

          The Certificates are limited in right of distribution to certain payments and collections respecting the Trust Agreement, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Term Assets (to the extent of its rights therein) for distributions hereunder.

          Subject to the next sentence and to certain exceptions provided in the Trust Agreement, the Trust Agreement permits the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the unanimous consent of the Holders of each Outstanding Class of Certificates. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          The Certificates are issuable in fully registered form only in minimum Certificate Principal Balances of $500,000 and integral multiples of $1.00 in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same principal amount, Class, original issue date and maturity, in authorized denominations as requested by the Holder surrendering the same.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed, by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement signed by, the Holder hereof, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The Certificate Registrar appointed under the Trust Agreement is The Bank of New York.

          No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

          The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates will terminate upon (i) receipt and distribution to the holders of Certificates entitled thereto of all amounts owed under the Trust Agreement in respect of the Term Assets (subject to Section 9(c) of the Series Supplement), (ii) the occurrence of any Shortened Maturity Redemption, (iii) the occurrence of any Optional Redemption of all the Term Assets then held by the Trust, (iv) the occurrence of an In-Kind Distribution of all Term Assets then held by the Trust or (v) the delivery of the last remaining Term Assets then held by the Trust to Certificateholders in exchange for Certificates pursuant to Section 8 of the Series Supplement.



                                  ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR TAXPAYER IDENTIFICATION OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


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(Please print or type name and address, including postal zip code, of assignee)


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the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



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Attorney to transfer said Trust  Certificate  on the books of the  Certificate
Registrar, with full power of substitution in the premises.

Dated:  __________________________

                                                                             *
                                            ----------------------------------
                                                   Signature Guaranteed;



* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



          TO BE COMPLETED BY PURCHASER:

          The undersigned represents and warrants that the beneficial owner hereof is either (i) a United States person, or (ii) a non-United States person who is exempt from withholding under U.S. federal income tax laws and has completed, accurately and in a manner reasonably satisfactory to the Trustee or its agent, an appropriate statement (generally on IRS Form W-8), signed under penalties of perjury, identifying the beneficial owner and stating that the beneficial owner is not a United States person (or, after December 31, 1999, has satisfied applicable documentary evidence requirements for establishing that it is not a United States person) and delivered such statement (or documentary evidence) to the Trustee or its agent.

          Dated
               ------------                ---------------------------------
                                                     (Signature)